Exhibit 10.46

CHENIERE ENERGY, INC.
DIRECTOR DEFERRED COMPENSATION PLAN

CHENIERE ENERGY, INC. DIRECTOR DEFERRED COMPENSATION PLAN (the “Plan”) adopted by the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) the 10th day of February, 2022, with reference to the following:

The Board has determined that it is in the best interest of the Company to allow directors to defer a portion of their equity-based compensation from the Company into Deferred Stock Units of the Company.

NOW, THEREFORE, effective February 10, 2022, the Plan is being adopted.

1.Purpose. The purpose of the Cheniere Energy, Inc. Director Deferred Compensation Plan is to attract and retain highly qualified individuals to serve as directors of the Company. To achieve this purpose, the Plan permits each director of the Company to defer receipt of all or a portion of their equity-based compensation (“Stock-Based Compensation”) in the form of Deferred Stock Units under the Cheniere Energy Inc. 2020 Incentive Plan or any successor plan (the “Equity Plan”).

2.Effective Date and Term. The Plan is effective February 10, 2022 (the “Effective Date”) and will apply to amounts deferred by a Participant in respect of services performed on or after February 10, 2022. The Plan shall remain in effect until terminated by the Board.

3.Administration. The Plan shall be administered by the Committee and the Committee shall have the authority to administer the Plan as set forth in subsection (c) of Section 12.

4.Eligibility and Participation. Each non-employee director of the Company shall be eligible to participate in the Plan and elect to defer the payment of Stock-Based Compensation in accordance with Section 5 of the Plan.

5.Election to Participate.

(a)Time and Filing. An eligible director may elect to receive Deferred Stock Units under the Equity Plan, with such Deferred Stock Units credited to this Plan, rather than to receive Stock-Based Compensation that would otherwise be awarded to the director for a Plan Year by becoming a Participant in the Plan. A director becomes a Participant in the Plan by filing with the Company a completed Election to Participate Form (as defined below) for each Plan Year (such action, an “Election to Participate”). The Election to Participate Form must be submitted on or before December 31 (or such other deadline established by the Company) for the following Plan Year. A person who first becomes eligible to participate in the Plan (including in connection with the adoption of the Plan in 2022) must submit an Election to Participate Form within 30 days after becoming newly eligible to participate, in order to be eligible to participate in the Plan for that Plan Year. No Election to Participate shall apply to any Stock-Based Compensation earned for services provided prior to filing of such Election to Participate Form, even if such Stock-Based Compensation is granted after such Election to Participate Form is filed. All

Elections to Participate made pursuant to this Plan shall be made in accordance with the procedures prescribed by the Company and must be timely filed with the Company or the individual(s) designated by the Company for such purposes. An effective Election to Participate Form may not be revoked or modified (except as to changes in the designation of Beneficiary and as otherwise stated herein) with respect to Stock-Based Compensation payable for the Plan Year for which the Election to Participate Form is effective. An Election to Participate Form shall apply only for such Plan Year, unless the Committee in its sole discretion waives the requirement for an annual election form (thereby making Election to Participate Forms evergreen until changed or revoked). Absent such a waiver by the Committee, a director must make a new Election to Participate in accordance with this Section in order to defer a portion of his or her Stock-Based Compensation for a subsequent Plan Year.

(b)Form. An Election to Participate shall be made in writing on a form prescribed by the Company (the “Election to Participate Form”).

(c)Content. On the Election to Participate Form, a Participant must:

(i)Designate the portion of Stock-Based Compensation to be deferred for the Plan Year (the “Deferred Amount”) if the Committee permits less than all Stock-Based Compensation to be deferred;

(ii)Specify the date of payment (the “Deferred Termination Date”) subject to such restrictions as determined by the Company from time to time;

(iii)Elect whether payment will be made upon the occurrence of any of the following prior to the Deferred Termination Date:

(A)The Participant’s service as a director of the Company terminates;

(B)The Participant’s death; and

(C)Disability of the Participant.

To the extent that a Participant has elected payment upon the occurrence of any of these events and such event occurs prior to the Participant’s Deferred Termination Date, the date on which such event occurs shall be the Participant’s “Alternative Termination Date.”

(iv)Designate the type of payment in accordance with Section 7(c);

(v)Designate one (1) or more Beneficiaries to receive any Deferred Stock Units in the Participant’s Account as of the date of his or her death; and

(vi)Include such other information that the Committee, in its discretion, determines to be necessary or advisable to administer Elections to Participate hereunder.

A Participant may change the Deferred Amount from Plan Year to Plan Year but may not change the Deferred Amount for a particular Plan Year after the election is made for that Plan Year. A Participant may change the type of payment and may extend the Deferred Termination Date, but any such changes must be made at least 12 months prior to the original Deferred Termination Date. With respect to changes to the type of payment or extension of the Deferred Termination

Date, no payment under a new election may be made within five (5) years after the original Deferred Termination Date on which that payment would have commenced unless the distribution occurs as a result of the Participant’s Alternative Termination Date.

It is intended that all Elections to Defer and modifications thereto will comply with the requirements of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of Section 409A of the Code and the Treasury regulations thereunder, and other applicable guidance.

6.Accounts.

(a)Deferred Stock Units. The Committee will credit Deferred Stock Units under the Equity Plan to the Participant’s Account for recordkeeping purposes.

(b)Dividends with Respect to Deferred Stock Units. With respect to any unvested Deferred Stock Unit, as of the payment date of each cash dividend payable with respect to Shares, there shall be credited (which may be by notional accrual) to the account of each Participant an amount of cash in respect of any dividend equivalent rights associated with the unvested Deferred Stock Units, which cash amount will be paid to the Participant upon the vesting of such Deferred Stock Units. With respect to any vested Deferred Stock Unit, as of the payment date of each cash dividend payable with respect to Shares, the Company shall make a cash payment to the Participant in respect of any dividend equivalent rights associated with the vested Deferred Stock Units.

7.Payment of Accounts.

(a)Time of Payment. Payment to a Participant shall be made or, if installment payments have been elected, shall begin within 30 days after the earliest of (x) the Deferred Termination Date specified by the Participant in his or her Election to Participate Form, (y) within 30 days after a Change in Control and, if applicable, (z) 30 days after the Participant’s Alternative Termination Date.

(b)Form of Payment. Payments from an account will be settled in Shares or, to the extent provided in the terms of the Deferred Stock Unit award agreement, may be settled in cash. If installment payments are elected, the number of Shares to be paid shall be determined by dividing the number of Deferred Stock Units subject to a deferral by the number of installment payments to be paid. Any fractional Deferred Stock Unit resulting from the foregoing calculation shall be paid to the Participant in cash after the last installment of Shares is paid to the Participant. The value of such fractional Deferred Stock Unit shall be determined by multiplying the fractional Deferred Stock Unit by the Fair Market Value of a Share on the business day prior to the date on which the single sum or last installment, as the case may be, of Shares is paid to the Participant. The Company shall issue and deliver to the Participant the applicable Shares in payment of Deferred Stock Units within 30 days following the date on which the Deferred Stock Units, or any portion thereof, become payable. The issuance of Shares will be subject to the provisions of the Equity Plan.

(c)Type of Payment. Payments will be made from the account of a Participant in whichever of the following methods the Participant elects in his or her Election to Participate Form (the “Payment Election”):

(i)A single lump sum payment within 30 days after the Deferred Termination Date; or

(ii)Payment in annual installments over a period not to exceed 5 years, as the Participant shall elect, beginning 30 days after the Deferred Termination Date and annually thereafter on each anniversary date of the first payment, until fully distributed.

If all or any portion of a Participant’s Deferred Stock Units is to be distributed in installments, the portion of the Participant’s Deferred Stock Units being held for future distribution shall continue to be credited as provided in Section 6. Notwithstanding the foregoing, if distribution occurs as a result of the Participant’s Alternative Termination Date, all of the Participant’s account will be distributed in a single lump sum payment within 30 days of the Alternative Termination Date.

8.Termination or Amendment of Plan. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect. No deferral may be made after termination of the Plan. Any amendment or termination of the Plan shall not affect deferrals previously made, and such deferrals shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Participant and the Company. Notwithstanding the preceding sentence, the Board unilaterally may amend the Plan to the extent necessary or appropriate to prevent the Plan or a deferral from being subject to the provisions of Section 409A of the Code; provided that any such amendment is permitted by Section 409A of the Code, Treasury regulations issued thereunder or other guidance issued by the Internal Revenue Service.

9.Compliance with Laws. Subject to the provisions of Section 8, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

10.Unfunded Plan. A Participant, his or her Beneficiary, and any other person or persons having or claiming a right to payments under the Plan shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Plan shall be construed to give a Participant, Beneficiary, or any other person or persons any right, title, interest, or claim in or to any specified assets, fund, reserve, account, or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future; but a Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor. The assets from which Participants’ benefits shall be paid shall at all times be subject to the claims of the creditors of the Company before payment to a Participant and a Participant shall have no right, claim or interest in any assets as to which such Participant’s Account is deemed to be invested or credited under the Plan.

11.Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth in this Section 11.

(a)“Account” means the account maintained to record a Participant’s interests in the Plan.

(b)“Alternative Termination Date” has the meaning set forth in Section 5(c)(iii).

(c)“Beneficiary” means a person or persons, natural or otherwise, designated in accordance with the Plan to receive any death benefit payable under this Plan.

(d)“Board” has the meaning set forth in the preamble.

(e)“Change in Control” has the meaning ascribed to it in the Equity Plan.

(f)“Code” means the Internal Revenue Code of 1986 as amended.

(g)“Committee” means the Compensation Committee, as applicable, or other committee designated by the Board to be the administrator of the Plan, at the time the term is applied.

(h)“Common Stock” means the common stock of the Company, par value $.003 per share or the common stock that the Company may in the future be authorized to issue.

(i)“Company” has the meaning set forth in Section 1.

(j)“Deferred Amount” has the meaning set forth in Section 5(c)(i).

(k)“Deferred Stock Unit or Deferred Stock Units” means a right granted under the Equity Plan to receive a specified number of Shares or, to the extent provided in the applicable Deferred Stock Unit, cash equal to the Fair Market Value of a specified number of Shares issued or paid at the applicable payment date.

(l)“Deferred Termination Date” has the meaning set forth in Section 5(c)(ii).

(m)“Disability” has the meaning ascribed to it in the Equity Plan.

(n)“Effective Date” has the meaning set forth in Section 2.

(o)“Election to Participate” has the meaning set forth in Section 5(a).

(p)“Election to Participate Form” has the meaning set forth in Section 5(b).

(q)“Equity Plan” has the meaning set forth in Section 1.

(r)“Fair Market Value” has the meaning ascribed to it in the Equity Plan.

(s)“Participant” means a director of the Company who has filed an Election to Participate Form as provided in Section 5.

(t)“Plan” has the meaning set forth in the preamble.

(u)“Plan Year” means the 12-month period beginning January 1 of any year and ending December 31 of that year. For purposes of the Plan, a Plan Year is the period during which the Stock-Based Compensation is payable.

(v)“Share” means a share of Common Stock par value $.003 per share or the common stock that the Company may in the future be authorized to issue.

(w)“Stock-Based Compensation” has the meaning set forth in Section 1.

12.Miscellaneous.

(a)Assignment; Encumbrances. A Participant’s rights to payment under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant’s creditors. Any attempt to assign, transfer, hypothecate or attach the rights to payment under this Plan shall be null and void and of no force and effect whatsoever.

(b)Designation of Beneficiaries. A Participant may designate in writing a Beneficiary or Beneficiaries to receive any distribution under the Plan which becomes payable after the Participant’s death. If at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant’s death shall have died before the payment became due and the Participant has failed to designate a beneficiary to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the personal representative of the Participant’s estate.

(c)Administration. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any deferrals made pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any deferral made under the Plan shall be final, binding and conclusive upon the Company and all persons having an interest in any deferral or any shares of Common Stock received pursuant to a deferral. The Board shall have full authority, subject to the express provisions of the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of deferrals made under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. The Board or Committee may delegate any of its powers under the Plan to a subcommittee of the Committee or one of their respective members, or to one or more officers of the Company designated by the Board or Committee from time to time, in each case subject to applicable laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted. No member of the Committee or the Board (or their designees) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any deferral made hereunder.

(d)Withholding. The Participant shall pay to the Company or make arrangements satisfactory to the Company to do so, regarding the payment of federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any amount includable in the Participant’s gross income with respect to his or her participation in the Plan, if applicable.

(e)Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of law rules, and applicable federal law.

(f)Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to a Deferred Stock Unit until the Participant actually becomes a holder of record of Shares distributed with respect thereto. The terms of a Deferred Stock Unit may provide a right to dividend equivalent payments, provided, however, that no such dividend equivalent payment shall be made before the date on which the Deferred Stock Unit vests.

(g)Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Participant at the address contained in the records of the Company, or addressed to the Company or the Committee at the principal office of the Company, as applicable.